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                                                                    Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

(1)  Spectrum Control, Inc.
     100% - Owned Subsidiary
     Incorporated in the State of Delaware
     Investment Company

(2)  Spectrum Engineering International, Inc.
     100% - Owned Subsidiary
     Incorporated in the State of Delaware
     Interest Charge Domestic International Sales Corporation

(3)  Spectrum Control Technology, Inc.
     100% - Owned Subsidiary
     Incorporated in the State of Delaware
     Operating Company

(4)  Spectrum Polytronics, Inc.
     96% - Owned Subsidiary
     Incorporated in the Commonwealth of Pennsylvania
     Former Operating Company

(5)  Spectrum Control GmbH
     100% - Owned Subsidiary
     Incorporated in Germany
     Operating Company

(6)  Spectrum Control De Mexico, S.A. De C.V.
     98% - Owned Subsidiary
     Incorporated in Mexico
     Operating Company